EXHIBIT 99.1

Encore Bancshares, Inc. Announces Regulatory Approvals to Close Sale of Florida Operations by Year End

HOUSTON, Dec. 17, 2010 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) announced today that its subsidiary, Encore Bank, N.A., has received confirmation that the Office of the Comptroller of the Currency and the Federal Reserve Bank of Atlanta have approved the applications made by Ovation Holdings, Inc. ("Ovation") for the acquisition of National Bank of Southwest Florida ("NBSWF"), as well as NBSWF's purchase and assumption of certain assets and deposits of Encore Bank's Florida operations, subject to Ovation raising the remaining capital required.

NBSWF will assume approximately $187.4 million of deposits associated with the four private client offices located in Naples (two), Ft. Myers and Sun City Center, Florida. NBSWF will also purchase approximately $66.3 million of loans in addition to other assets, including premises and equipment. The amount of loans purchased is subject to decrease by the amount of any such loans that become adversely classified or downgraded to substandard or below prior to closing. Encore's anticipated gain on the sale of approximately $2.6 million will be recognized on the transaction's completion which is expected to occur on December 31, 2010.

About Encore Bancshares

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A. and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and four in southwest Florida. Headquartered in Houston and with $1.7 billion in consolidated assets, Encore builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

Safe Harbor Statement

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the expected timing of the sale, which depends on Ovation raising the remaining capital required and its completion of the acquisition of NBSWF; the failure to complete the sale of our Florida operations; competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

CONTACT:  Encore Bancshares, Inc.
          Rhonda Carroll, Corporate Secretary
          713.787.3118